Exhibit 32.2
18 U.S.C. SECTION 1350 CERTIFICATION
I, Paulo Basilio, Executive Vice President and Chief Financial Officer of The Kraft Heinz Company, a Delaware corporation (the “Company”), hereby certify that, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Paulo Basilio
Name:	Paulo Basilio
Title:	Executive Vice President and Chief Financial Officer

Date: March 3, 2016

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-K or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Kraft Heinz Company and will be retained by The Kraft Heinz Company and furnished to the Securities and Exchange Commission or its staff upon request.